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                                                                    EXHIBIT 21.1

                         THE CHARLES SCHWAB CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


SCHWAB HOLDINGS, INC., a Delaware corporation

  CHARLES SCHWAB & CO., INC., a California corporation

                 CHARLES SCHWAB (HONG KONG) LIMITED, a Hong Kong corporation

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC., a Delaware corporation

MAYER & SCHWEITZER, INC., a New Jersey corporation

THE CHARLES SCHWAB TRUST COMPANY, a California corporation

CHARLES SCHWAB LIMITED, a United Kingdom corporation